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                                  EXHIBIT 10.31


                             MODIFICATION AGREEMENT


This Agreement is made as of March 31, 1996 between and among THE BANK OF CALIFORNIA, N.A. ("Bank"), BIO-DENTAL TECHNOLOGIES CORPORATION ("Borrower"), and INTEGRATED DENTAL TECHNOLOGY, INC. ("IDT") and RYKER DENTAL OF KENTUCKY ("RDK").

                                    RECITALS

This Agreement is made and entered into in reliance on the accuracy of the following recitals, which are acknowledged by Borrower, Guarantors and Bank to be true and accurate:

A. BORROWER'S OBLIGATIONS TO BANK. Borrower is liable to Bank (collectively "Liabilities") pursuant to the terms of that certain Second Amended and Restated Credit Agreement dated as of October 31, 1995, as amended ("Credit Agreement") by and between Bank and Borrower and as further evidenced (a) that certain Revolving Credit Note dated effective as of October 31, 1995 in the maximum principal amount of $2,500,000.00, as modified ("Revolving Note"), which Revolving Note matured February 26, 1996, and (b) that certain Term Note dated effective as of October 31, 1995, in the original principal amount of $854,344.17, which Term Note matures May 1, 1998. As of March 20, 1996, the outstanding principal balance under the Revolving Note was $1,394,000.00, together with accrued and unpaid interest in the amount of $7,357.22. As of March 20, 1996, the outstanding principal balance under the Term Note was $715,459.17, together with accrued and unpaid interest in the amount of $3,587.24. Borrower may have liabilities to the Bank under other credit facilities; Bank and Borrower intend that such other facilities shall not be affected by this Agreement and shall remain in full force and effect in all respects. The Revolving Loan and the Term Loan are hereinafter referred to collectively as the "Loans."

B. SECURITY FOR BORROWER OBLIGATIONS. To secure Borrower's obligations to Bank, Borrower, IDT and RDK have each granted to Bank a security interest in certain of their assets (collectively the "Collateral") pursuant to (i) that certain Security Agreement - Accounts and Inventory executed by Borrower and dated January 26, 1994 (the "Borrower Security Agreement") (ii) that certain Security Agreement - Equipment executed by Borrower and dated January 26, 1994, (iii) that certain Security Agreement - Accounts and Inventory executed by IDT and dated October 26, 1995, (iv) that certain Security Agreement - Equipment executed by IDT and dated October 26, 1995, (v) that certain Security Agreement - Accounts and Inventory executed by RDK and dated October 26, 1995, and (vi) that certain Security Agreement - Equipment executed by RDK and dated October 26,1995. In addition, to further support the obligations of Borrower to Bank, Curtis M. Rocca, III, as the insured party, and Borrower, as beneficiary, have assigned to Bank certain life insurance pursuant to that certain Assignment of Life Insurance Policy as Collateral dated "December 22", as acknowledged by Kemper Life Insurance Companies by letter with attachments dated January 19, 1993. The security agreements and life insurance assignment identified above are hereinafter collectively referred to as the "Security Agreements."

C. GUARANTIES. To induce Bank to make the Loans available to Borrower, IDT and RDK (each A "Guarantor and collectively the "Guarantor" have each executed and delivered to Bank a Continuing Guaranty each dated October 26, 1995, as amended, guaranteeing the payment and performance of Borrower's obligations to Bank (each a "Guaranty" and collectively the "Guaranties").

D. LOAN DOCUMENTS. The following documents evidence Borrower's obligations to and relationship with Bank: this Agreement, the Notes, the Credit Agreement, the Security Agreements, the Guaranties and,
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         upon execution, the Replacement Revolving Credit Note, the
         Subordination Agreement and the escrow assignment documents described in Section 3.2 below. The documents described above, to-ether with any other documents executed by or among the parties in connection with the Liabilities, and any and all amendments and modifications thereto, are referred to collectively in this Agreement as "Loan Documents". There are no written or oral agreements concerning or affecting the Liabilities between Borrower and/or Guarantors on the one hand and Bank on the other, other than the Loan Documents. Unless otherwise defined herein, all capitalized terms shall have the meanings assigned to them in the Loan Documents.

E. DEFAULT. Based upon the information that Borrower has provided to Bank, Bank is aware that Borrower is and has been in default under the Notes as follows: (i) The Revolving Note matured on February 26, 1996, on which date all sums outstanding thereunder were due and payable in full, and Borrower has failed to pay these sums by said date. (ii) Failure to pay sums owed under the Revolving Note is also an event of default under the Term Note. (iii) In addition, Borrower has failed to satisfy minimum Tangible Net Worth and minimum working capital requirements established in the Credit Agreement. The foregoing defaults are collectively referred to hereinafter as the "Designated Defaults." Borrower and Guarantors each acknowledge that it has received adequate and reasonable notice of the Designated Defaults from Bank. Upon execution of this Agreement, Bank agrees to waive the Designated Defaults identified in (iii) above, and Bank further agrees that Borrower shall not be required to comply with these two financial covenants, as modified by this Agreement, until April 1, 1996 and thereafter. Borrower and Guarantor acknowledge that, except as expressly provided above, Bank has not waived any of its rights with respect to any breach by Borrower of any Loan Documents.

F. BANK'S DEFAULT RIGHTS. Because of the existence of the Designated Defaults, Bank has no obligation to make any further Advances under the Revolving Note and has advised the Borrower that no such Advances are available until due execution of this Agreement. Bank also has the current right to exercise any and all of its other rights and remedies against Borrower, Guarantors or otherwise under applicable law and the Loan Documents. Such remedies include, without limitation, the right to charge interest at the post-default or postmaturity rate established in the other Loan Documents and to foreclose upon the Collateral.

G. EXTENSION/MODIFICATION. At Borrower's and Guarantors' request, Bank is willing to modify the Loan Documents as set forth herein, provided that the conditions set forth herein are satisfied within the time periods required under this Agreement. Borrower has represented to Bank that it and Jose Mendoza are actively pursuing the sale of Denticator International, Inc. ("Denticator"), a corporation wholly owned by Mendoza. Borrower has represented to Bank that Borrower is contractually entitled to certain of the proceeds of the sale of Denticator, and that such sums will be paid to Borrower concurrently with the completion of such sale. Borrower has represented to Bank that Borrower will use such proceeds received by Borrower from the sale of Denticator to repay the Liabilities in full.

                                    AGREEMENT

NOW THEREFORE, in consideration of the foregoing and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged Bank, Borrower and Guarantor hereby agree as follows:

1. INCORPORATION OF RECITALS. Each of the above recitals is incorporated herein and deemed to be the agreement of the Bank, Borrower and Guarantors and is relied upon by each party to this Agreement in agreeing to the terms of this Agreement.


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2.       CONFIRMATION OF COLLATERAL. Borrower, IDT and RDK each respectively grants and confirms that all obligations of Borrower to Bank are secured by a perfected first-priority security interest in the Collateral pledged by each pursuant to the respective Security Agreements executed by each.

3. CONDITIONS PRECEDENT. Each of Borrower and Guarantors understands that this Agreement shall not be effective and Bank shall have no obligation to amend the terms of the Loan Documents as provided herein unless and until each of the following conditions precedent has been satisfied not later than the respective date set forth below:

         3.1 On or before April 30, 1996, Borrower and Guarantors each shall have executed and delivered to Bank this Agreement.

         3.2 On or before April 30, 1996, Borrower shall have executed and delivered to Bank a replacement for the Revolving Note in the maximum principal amount of S1,394,000.00 (subject to Borrowing Base), in form and substance satisfactory to Bank (the "Replacement Revolving Credit Note").

         3.3 On or before such time as Bank may require, Borrower shall have taken any and all actions and executed and delivered to Bank any and all documents necessary or appropriate in Bank's sole discretion to effectuate this Agreement and the grant, perfection, and/or priority of the Collateral; and

         3.4 On or before April 30, 1996, Borrower shall have reimbursed Bank for Bank's costs and expenses, including, without limitation, reasonable attorneys' fees and expenses (including the fees of Bank's inside counsel), incurred in connection with the negotiation and drafting of this Agreement and the transactions contemplated hereby;

4. ADDITIONAL CONDITIONS. No later than March 31, 1996, State of Oregon ZCG/PERS and City of Stamford Fireman's Pension Fund (collectively, the "Creditors") shall (a) lend the collective sum of $1,250,000.00 to Borrower, such loan(s) to be evidenced by one or more promissory note(s) made by Borrower and payable to Creditors, respectively (the "Subordinated Note(s)"), (b) duly execute and deliver to Bank one or more Subordination Agreement(s) in form and substance satisfactory to Bank pursuant to which Creditors will subordinate Borrower's obligations to Creditors to Borrower's obligations to Bank (the "Subordination Agreement"), and (c) deliver the Subordinated Note(s) to the Bank.

5. MODIFICATION OF LOAN DOCUMENTS. Borrower, Bank and the Guarantors agree that the Loan Documents are hereby supplemented and modified as follows, which modifications shall supersede and prevail over any conflicting provisions of the Loan Documents:

         5.1 Section 1.6 of the Credit Agreement is hereby modified by deleting subsection (a) only, and by substituting the following therefor:

                  (a) ONE MILLION THREE HUNDRED NINETY-FOUR THOUSAND AND NO/100 DOLLARS ($1,394,000.00); or

         5.2 Section 1.29 of the Credit Agreement is hereby deleted in its entirety, and the following substituted therefor:

                  "1.29 "TERMINATION DATE" means the earlier of (a) September 30, 1996, for the Revolving Credit, (b) September 30, 1996, for the Term Loan or (c) the date Bank may terminate making Advances, C, accelerate the Term Loan and/or make all sums of principal and interest under the Credit immediately due and payable pursuant to the rights of Bank under Article Eight."


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         5.3 Section 2.1 of the Credit Agreement is hereby deleted in its entirety and the following substituted therefor:

               "2.1 ADVANCES AND REVOLVING CREDIT NOTE. From time to time prior to the Termination Date for the Revolving Credit, upon request by Borrower, Bank has made and will continue to make Advances to Borrower which, in the aggregate, shall not exceed at any time the Borrowing Base, and which shall otherwise be subject to the terms hereof. The Revolving Credit shall be evidenced by that certain Revolving Credit Note, in form and substance satisfactory to Bank, which shall be written in the maximum amount of $1,394,000.00 and shall be repayable in accordance with the terms thereof. The Revolving Credit Note shall replace and supersede the Revolving Note for all purposes. Borrower may borrow, repay and reborrow under the Revolving Credit, as Borrower may elect, in minimum amounts of ONE THOUSAND AND NO/100 DOLL ARS ($1,000.00). Borrower shall pay to Bank all sums outstanding under the Revolving Credit and due under this Agreement no later than the Termination Date for the Revolving Credit."

         5.4 Section 2.6 of the Credit Agreement is hereby amended by deleting the words "the Prime Rate plus one and one-quarter percent (I - 1/4%)" and by substituting "the Prime Rate plus two and one-half percent (2.50%)" therefor.

         5.5 Section 2.7 of the Credit Agreement is hereby amended by deleting the words "the Prime Rate plus one and one-quarter percent (I - 1/4%)" and by substituting 'the Prime Rate plus two and one-half percent (2.500/o)" therefor.

         5.6 Section 6. 1 (a) and (b) of the Credit Agreement are hereby deleted in their entirety and the following substituted therefor:

                  "(a) Beginning January 1, 1996 and thereafter, maintain current assets in an amount not less than $2,500,000.00;

                  (b) Beginning April 1, 1996 and thereafter, maintain a Tangible Net Worth of at least $2,200,000.00; and not permit Borrower's total indebtedness to exceed 2.75 times Borrower's Tangible Net Worth."

         5.7 Sections 63(a), (c), (d), (e), (f) and (g) of the Credit Agreement are hereby modified by replacing the words "30 days" with the words "15 days" in each.

         5.8 The Term Note is hereby modified by deleting the words "the Prime Rate plus one and one-quarter percent (1-1/4%)" and by substituting the words "the Prime Rate plus two and one-half percent (2.50%)" therefor.

         5.9 The Term Note is hereby modified by deleting the second unnumbered paragraph in its entirety, and by substituting the following therefor:

               "Interest shall be payable on the first day of each consecutive month, continuing through September 1, 1996. Principal shall be payable in consecutive monthly installments of $27,777.00 each on the first day of each consecutive month through September 1, 1996, plus a final installment equal to the entire unpaid principal balance and all accrued and unpaid interest on September 30, 1996."

         5.10 The Borrower Security Agreement is hereby amended to provide expressly that Collateral, as defined therein, includes all royalties or other sums payable by Denticator to Borrower under the Exclusive License Agreement. In this regard, sums owed and/or paid by Denticator to Borrower under the


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Exclusive License Agreement are included within the meaning of the words
"royalties," "proceeds" and "Rights to Payment" in Section 1.3 of the Borrower Security Agreement, and within the definition of "Rights to Payment" in Section
1. 1 3 of the Borrower Security Agreement. Borrower and Bank expressly agree that this is not a modification to the Collateral supporting Borrower's obligations to Bank, but is merely intended to clarify the nature of certain items included within the definition of Collateral.

6. REPRESENTATIONS AND WARRANTIES. To induce Bank to enter into this Agreement each of Borrower and Guarantors hereby represents and warrants to Bank as follows:

         6.1 REPRESENTATIONS AND WARRANTIES TRUE AND CORRECT; SURVIVAL. All representations and warranties contained in this Agreement and in any and all of the other Loan Documents are true and correct as of the date of this Agreement, and all such representations and warranties shall survive the execution of this Agreement;

         6.2 NO VIOLATION. The execution, delivery and performance by Borrower and Guarantors of this Agreement and all documents contemplated hereunder are within Borrower's and each powers, have been duly authorized, and are not in conflict with Borrower's or any Guarantor's articles of incorporation or bylaws, or the terms of any charter or other organizational document of Borrower or any Guarantor; and all such documents constitute valid and binding obligations of Borrower and each respective Guarantor, enforceable in accordance with their terms. In addition, such execution, delivery and performance by Borrower and each Guarantor will not violate any law, rule or order of any court or governmental agency or body to which Borrower or any Guarantor is subject; and cannot (except as expressly provided or contemplated herein) result in the creation or imposition of any lien, security interest or encumbrance on any now owned or hereafter acquired property of Borrower or any Guarantor;

         6.3 NO BREACH. With the exception of the Designated Defaults, no event has occurred or failed to occur that is, or, with notice or lapse of time or both would constitute A default, an event of default, or a breach or failure of any condition under any Loan Document;

         6.4 UNCONDITIONAL OBLIGATION; NO DEFENSES. Each of the Notes represents an unconditional, absolute, valid and enforceable obligation against Borrower. Borrower has no claims or defenses against Bank or any other person or entity which would or might affect (a) the enforceability of any provisions of the Loan Documents or (b) the collectability of sums advanced by Bank in connection with the Liabilities. Borrower understands and acknowledges that the Bank is entering into this Agreement in reliance upon, and in partial consideration for, this acknowledgment and representation, and agrees that such reliance is reasonable and appropriate.

7. BORROWER'S AND GUARANTORS' COVENANTS. Unless Bank otherwise consents in writing during remaining term of the Notes, each of Borrower and Guarantors will do the following:

         7.1 Comply with all requirements of all Loan Documents to the extent not inconsistent with this Agreement:

         7.2 Not enter into any agreements with any of its other creditors that might impair its ability to perform under this Agreement. Borrower shall promptly provide the Bank copies of any and all such agreements that Borrower may have entered into before the date of this Agreement and any agreements with any other creditor that may constitute such an agreement that Borrower may enter into during the term of the Notes.

         7.3 Pay on a current basis all of its other creditors for indebtedness incurred during the term of the Notes.


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         7.4 Ensure that Bank is fully informed at all times of all matters relating to the operation of Borrower's business, including any planned changes in key personnel or manner of operating its business.

         7.5 Take any and all actions of any kind or nature whatsoever, either directly or indirectly, that are necessary to prevent Bank from suffering a loss with respect to the Liabilities or being deprived of the Collateral or of any rights or remedies of Bank with respect to the Loan, the Loan Documents or this Agreement in the event of a default by Borrower under this Agreement or any other Loan Documents (or the ability to exercise such any rights or remedies.

8. ADDITIONAL EVENTS OF DEFAULT. In addition to the events of default set forth in the Loan Documents, the occurrence of any of the following events of default other than a Designated Default shall be an event of default and, at Bank's option, may make all obligations of Borrower immediately due and payable, all without demand, presentment or notice, all of which requirements Borrower hereby waives:

         8.1 SALE OF BUSINESS. The sale of part or all of Borrower, RDK, IDT and/or Denticator, or the sale of a material part of the assets of any of the foregoing;

         8.2. FAILURE TO PERFORM. Failure to perform any of the obligations set forth in this Agreement or in any other Loan Documents (as the same may be modified by this Agreement);

         8.3 REPRESENTATIONS AND WARRANTIES. Any representation or warranty of Borrower or Guarantors herein or in any other Loan Document shall be false, misleading or incorrect;

         8.4 MATERIAL ADVERSE CHANGES. If there is any further substantial impairment of the prospect of Borrower's satisfaction of its obligations to Bank or substantial impairment of the value of the Collateral or any substantial impairment of the priority of Bank's security interest in or lien on any Collateral or if there is any substantial impairment of the ability of any Guarantor to perform under its respective Guaranty.

9. REMEDIES. Upon the occurrence of an event of default and at all times thereafter, Bank, without the necessity of obtaining any prior approval of any court, shall be entitled to (a) terminate all Advances under the Revolving Note;
(b) return any and all checks drawn against Borrower's account at Bank upon payment of all checks issued prior to the occurrence of such event of default,
(c) apply all funds in Borrower's account at Bank to Liabilities; and (d) exercise in respect of any Collateral it may hold all rights and remedies of a secured creditor available to it under applicable laws, and Bank shall also be entitled to exercise all rights and remedies available to Bank as a creditor generally, including without limitation all remedies available to Bank under the Loan Documents, as well as rights and remedies available to Bank at law or in equity. All such rights and remedies shall be cumulative. No failure or delay on the part of Bank in exercising any power, right or remedy under any of the Loan Documents shall operate as a waiver thereof, and no single or partial exercise of any such power, right or remedy shall preclude any further exercise thereof or the exercise of any other party, right or remedy.

10. RELEASE. Borrower and each Guarantor each hereby, for itself, its successors, heirs, executors, administrators and assigns, releases, acquits and forever discharges Bank, its directors, officers, employees, agents, affiliates, successors, administrators and assigns ("Released Parties") of and from any and all claims, actions, causes of action, demands, rights, damages, costs, loss of service, expenses and compensation whatsoever which Borrower or any Guarantor, or both, might have because of anything done, omitted to be done, or allowed to be done by any of Released Parties and in any way connected with the Liabilities or this Agreement or the other Loan Documents as of the date of execution of this Agreement, WHETHER KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, including without limitation, any specific claim raised by Borrower and/or any Guarantor, and also including without limitation any settlement negotiations and also including without limitation, any damages


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and the consequences thereof resulting or to result from the events described, referred to or inferred hereinabove ("Released Matters"). Borrower and each Guarantor each further agrees never to commence, aid or participate in (except to the extent required by order or legal process issued by a court or governmental agency of competent jurisdiction) any legal action or other proceeding based in whole or in part upon the foregoing. In furtherance of this general release, Borrower and each Guarantor each acknowledges and waives the benefits of California Civil Code section 1542 (and all similar ordinances and statutory, regulatory, or judicially created laws or rules of any other jurisdiction), which provides:

"A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

Borrower and each Guarantor each agrees that this waiver and release is an essential and material term of this Agreement and that the agreements in this paragraph are intended to be in full satisfaction of any alleged injuries or damages in connection with the Released Matters. Borrower and each Guarantor each represents and warrants that it has not purported to convey, transfer or assign any right, title or interest in any Released Matter to any other person or entity and that the foregoing constitutes a Ml and complete release of the Released Matters. Borrower and each Guarantor also understands that this release shall apply to all unknown or unanticipated results of the transactions and occurrences described above, as well as those known and anticipated. Borrower and each Guarantor each has consulted with legal counsel prior to signing this release, or had an opportunity to obtain such counsel and knowingly chose not to do so, and executes such release voluntarily, with the intention of fully and finally extinguishing all Released Matters.

11.      DISPUTE RESOLUTION.

         11.1 MANDATORY MEDIATION/ARBITRATION. Any controversy or claim between or among the parties, their agents, employees and affiliates, including but not limited to those arising out of or relating to this Agreement or any related agreements or instruments ("Subject Documents"), including without limitation any claim based on or arising from an alleged tort, shall, at the option of any party, and at that party's expense, be submitted to mediation, using either the American Arbitration Association ("AAA") or Judicial Arbitration and Mediation Services, Inc. ("JAMS"). If mediation is not used, or if it is used and it fails to resolve the dispute within 30 days from the date AAA or JAMS is engaged, then the dispute shall be determined by arbitration in accordance with the rules of either JAMS or AAA (at the option of the party initiating the arbitration) and Title 9 of the U. S. Code, notwithstanding any other choice of law provision in the Subject Documents. All statutes of limitations or any waivers contained herein which would otherwise be applicable shall apply to any arbitration proceeding under this subparagraph 11.1. The parties agree that related arbitration proceedings may be consolidated. The arbitrator shall prepare written reasons for the award. Judgment upon the award rendered may be entered in any court having jurisdiction. This subparagraph 11.1 shall apply only if, at the time of the proposed submission to AAA or JAMS, none of the obligations to Bank described in or covered by any of the Subject Documents are secured by real property collateral or, if so secured, all parties consent to such submission.

         11.2 JURY WAIVER/JUDICIAL REFERENCE. If the controversy or claim is not submitted to arbitration as provided and limited in subparagraph I 1. 1, but becomes the subject of a judicial action, each party hereby waives its respective right to trial by jury of the controversy or claim. In addition, any party may elect to have all decisions of fact and law determined by a referee appointed by the court in accordance with applicable state reference procedures. The party requesting the reference procedure shall ask AAA or JAMS to provide a panel of retired judges and the court shall select the referee from the designated panel. The referee shall prepare written findings of fact and conclusions of law. Judgment upon the award rendered shall be entered in the court in which such proceeding was commenced.


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
         11.3 PROVISIONAL REMEDIES, SELF HELP, AND FORECLOSURE. No provision of, or the exercise of any rights under, subparagraph I 1. I shall limit the right of any party to exercise self help remedies such as setoff, to foreclose against any real or personal property collateral, or to obtain provisional or ancillary remedies such as injunctive relief or the appointment of a receiver from a court having jurisdiction before, during or after the pendency of any mediation or arbitration. At Bank's option, foreclosure under a deed of trust or mortgage may be accomplished either by exercise of power of sale under the deed of trust or mortgage, or by judicial foreclosure. The institution and maintenance of an action for judicial relief or pursuit of provisional or ancillary remedies or exercise of self help remedies shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to mediation or arbitration.

         11.4 CONFLICT. To the extent any provision of the dispute resolution clause is different than the terms of this Agreement, the terms of this dispute resolution clause shall prevail.

12. WAIVER OF STATUTE OF LIMITATIONS. Borrower and each Guarantor each shall not plead the statute of limitations to any action brought by Bank with respect to the Liabilities, Notes, Credit Agreement, Guaranties, Security Agreements and any other Loan Document, and the Collateral, and hereby waives the statute of limitations in respect of any and all sums due from it under the Notes.

13. CONFIRMATION OF GUARANTIES; UNCONDITIONAL OBLIGATIONS; WAIVER. Each Guarantor reaffirms its obligations under its Guaranty and reaffirms and restates each and every term, condition, and provision of its Guaranty. In addition each, Guarantor hereby agrees that its obligations under its Guaranty shall be unconditional, irrespective of (i) the absence of any attempt to collect the Liabilities from Borrower or any other guarantor or other action to enforce the same, (ii) the waiver or consent by Bank with respect to any provision of any instrument evidencing the Liabilities, or any part thereof, or any other agreement now or hereafter executed by Borrower and delivered to Bank,
(iii) Bank's election, in any proceeding instituted under Chapter 11 of Title 1 of the United States code (11 U.S.C. Section101 et seq.) (the "Bankruptcy Code"), of the application of Section 111l(b)(2) of the Bankruptcy Code, (iv) any borrowing or grant of a security interest by Borrower, as debtor-in-possession, under Section 364 of the Bankruptcy Code, or (v) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of Bank's claim(s) for repayment of the Liabilities. Each Guarantor further reaffirms that its obligations under its Guaranty are primary and are separate and distinct from Borrower's obligations. Each Guarantor further represents and warrants that it has no defenses or claims against Bank that would or might affect the enforceability of its Guaranty and that its Guaranty remains in full force and effect. Each Guarantor irrevocably and permanently (even if such Guarantor pays said obligations in full) waives any and all rights of subrogation, reimbursement indemnity, contribution or any other claim arising from the existence of performance of its Guaranty which Guarantor may now or hereafter have against Borrower or any other Person (or their respective properties) directly or contingently liable for said obligations.
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14.      MISCELLANEOUS

         14.1 AGREEMENT TO COOPERATE. All the parties hereto agree to and will cooperate fully with each other in the performance of this Agreement and the Loan Documents, including without limitation executing and additional documents and instruments reasonable or necessary to the full performance of this Agreement. Without limiting the generality of the foregoing, Borrower agrees to execute such other and further documents and instruments as Bank may request to implement the provisions of this Agreement and to perfect and protect the liens and security interests created by this Agreement, the Security Agreements or the Guaranties or any other Loan Document.

         14.2 BENEFIT OF AGREEMENT. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto, their respective successors and assigns. No other person or entity


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         shall be entitled to claim any right or benefit hereunder, including, without limitation, the status of a third party beneficiary hereunder.

         14.3 EFFECT OF AGREEMENT. Bank, Borrower and each Guarantor agree that except as expressly provided herein, the Loan Documents shall remain in full force and effect in accordance with their respective terms, and this Agreement shall not be construed to:

                  14.3.1 Impair the validity, perfection or priority of any lien or security interest securing Borrower's obligations to Bank;

                  14.3.2 Waive or impair any rights, powers or remedies of Bank under the Loan Documents;

                  14.3.3 Constitute an agreement by Bank or require Bank to grant forbearance periods or extend the term of the Credit Agreement or the time for payment of any of Borrower's obligations to Bank except as expressly provided herein, none of which Bank agrees or has agreed to do, and all of which matters are in Bank's sole and absolute discretion; or

                  14.3.4 Make any other loans or other extension of credit to Borrower or any Guarantor.

                  In the event of any inconsistency between the terms of this Agreement and any other Loan Document, this Agreement shall govern. Borrower and each Guarantor each acknowledges that it has consulted with counsel and with such other experts and advisors as it has deemed necessary in connection with the negotiation, execution and delivery of this Agreement, or has had an opportunity to so consult and has knowingly chosen not to do so. This Agreement shall be construed without regard to any presumption or rule requiring that it be construed against the party causing this Agreement or any part hereof to be drafted. The headings used in this Agreement are for convenience only and shall be disregarded in interpreting the substantive provisions of this Agreement.

         14.4 LIMITATION ON RELATIONSHIP. This Agreement and the other Loan Documents shall not be deemed or construed to create a partnership, tenancy in common, joint tenancy, joint venture, co-ownership or any other relationship aside from a continuing debtor-creditor relationship between Borrower and any Guarantor on the one hand and Bank on the other.

         14.5 INTEGRATION. This Agreement and the other Loan Documents are intended by the parties as the final expression of their agreement and therefore incorporate all negotiations of the parties hereto and are the entire Agreement of the parties hereto. Borrower and each Guarantor each acknowledges that it is relying on no written or oral agreement, representation, warranty, or understanding of any kind made by Bank or any employee or agent of Bank except for the agreements of Bank set forth herein or in the other Loan Documents. Except as expressly set forth in this Agreement, the other Loan Documents remain unchanged and in full force and effect.

         14.6 SEVERABILITY. In case any provision in this Agreement shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Agreement and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         14.7 REVERSAL OF PAYMENTS. If Bank receives any payments or proceeds of Collateral which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be paid to a trustee, debtor-in-possession, receiver or any other party under any bankruptcy law, common law, equitable cause or otherwise, then, to such extent, the obligations or part thereof intended to be satisfied by


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         such payments or proceeds shall be reserved and continue as if such payments or proceeds had not been received by Bank.

         14.8 MODIFICATION. This Agreement may not be amended, waived or modified in any manner without the prior written consent of the party against whom the amendment, waiver or modification is sought to be enforced.

         14.9 REIMBURSEMENT. Borrower shall reimburse Bank for all costs and expenses, including without limitation reasonable attorneys' fees and disbursements (and fees and disbursements of Bank's in-house counsel) expended or incurred by Bank in any arbitration, mediation, judicial reference, legal action or otherwise in connection with (a) the negotiation, preparation, amendment, interpretation and enforcement of the Loan Documents, including without limitation during any workout, attempted workout, and/or in connection with the rendering of legal advice as to Bank's rights, remedies and obligations under the Loan Documents, (b) collecting any sum which becomes due Bank under any Loan Document, (c) any proceeding for declaratory relief, any counterclaim to any proceeding, or any appeal, or (d) the protection, preservation or enforcement of any rights of Bank. For the purposes of this section, attorneys' fees shall include, without limitation, fees incurred in connection with the following: (1) contempt proceedings; (2) discovery;
         (3) any motion, proceeding or other activity of any kind in connection with a bankruptcy proceeding or case arising out of or relating to any petition under Title 11 of the United States Code, as the same shall be in effect from time to time, or any similar law; (4) garnishment, levy, and debtor and third party examinations; and (5) postjudgment motions and proceedings of any kind, including without limitation any activity taken to collect or enforce any judgment. All of such costs and expenses shall bear interest from the time of demand at the rate then in effect under the Notes.

         14.10 APPLICABLE LAW; JURISDICTION. Except as otherwise provided herein, this Agreement and all other Loan Documents and the rights and obligations of the parties hereto shall be governed by the laws of the State of California without regard to principles concerning choice of law. In any action arising out of or connected with this Agreement, Borrower and each Guarantor each hereby expressly consents to the personal jurisdiction of any state or federal court located in the State of California and also consents to service of process by any means authorized by federal or governing state law.

         14.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts which, when taken together, shall constitute but one agreement.

         14.12 SURVIVAL. All representations, warranties, covenants, agreements, waivers and releases of Borrower and each Guarantor contained herein shall survive the payment in full of Borrower's obligations to Bank.

         14.13 NOTICES. Any notices required or contemplated under this Agreement shall be provided as specified in Section 9.1 of the Credit Agreement.

         14.14 TRANSFER BY BANK. Bank reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of Bank's rights and obligations under the Loan Documents. In that connection, Bank may disclose all documents and information which Bank may now or hereafter have relating to the Liabilities, Borrower or any Guarantor or the business of any of the foregoing.

IN WITNESS WHEREOF, Bank, Borrower and each Guarantor have executed this Agreement as of the date SET forth in the preamble.

"BORROWER"                                                                "BANK"


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BIO-DENTAL TECHNOLOGIES CORPORATION             THE BANK OF CALIFORNIA, N.A.


By:                                             By:
   ------------------------------------            ---------------------------

Title:                                          Title:
      ----------------------------------              --------------------------

"GUARANTORS"

INTEGRATED DENTAL TECHNOLOGY, INC.


By:
   ------------------------------------

Title:
      ---------------------------------


RYKER DENTAL OF KENTUCKY

By:
   ------------------------------------

Title:
      ---------------------------------


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